SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

USAA Investment Trust

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(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

___________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

__________________________________________________________________________

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 ___________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

___________________________________________________________________________

5)  Total fees paid:

 __________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

___________________________________________________________________________

2)  Form, Schedule or Registration Statement No.:

___________________________________________________________________________

3)  Filing Party:

___________________________________________________________________________

4)  Date Filed:

___________________________________________________________________________

FOR INTERNAL USE ONLY: May be shared with USAA employees only.

(ALL) 1.
Hi, my name is [                     ] I'm calling from USAA Investment Management Company. May I please speak with ______________? (If shares are registered jointly, ask to speak with one of the shareholders. If shares are registered in the form of an entity, ask to speak with someone authorized to vote the shares.)

WHEN THE CORRECT SHAREHOLDER (OR AUTHORIZED PERSON) COMES ON THE LINE:

Hi Mr./Ms.[military title], I am calling from USAA Investment Management Company because you are a shareholder of the USAA Florida Tax-Free Income Fund. Recently you were mailed proxy material, related to (1) the election of Trustees and (2) the reorganization of the Florida Tax-Free Income Fund into the USAA Tax-Exempt Long Term Fund, to be voted at the upcoming special meeting of Shareholders scheduled for November 10, 2011.

(ALL) 2. HAVE YOU RECEIVED THIS MATERIAL? (Y/N)

(IF YES) A. Please be aware that as a shareholder, your vote is very important. Have you had a chance to review the material and are there any questions I can answer for you?

If you would like I can summarize the reasons why the Board recommends that you vote for the reorganization of the Florida Tax-Free Income Fund.

(i) IF YES:  The Board, on behalf of the Funds, recommends that you vote for the transaction as (1) it will result in a tax-free reorganization (and without approval the Fund may be liquidated in a taxable event), (2) the reorganization will result in you owning shares of a fund with a lower total expense ratio.  In addition, the Board noted that the Fund no longer receives a tax-benefit from the state of Florida, as a result of the repeal of the Florida intangibles tax.

The quickest and easiest way to vote is online at WWW.PROXYVOTE.COM.  To vote online the only thing you will need is your CONTROL NUMBER printed on your proxy ballot.  In addition, you may use the automated phone system. The number is 1-800-690-6903. You can also fill out your proxy ballot, sign it, date it, and mail it back in the prepaid envelope. [GO TO END]

(ii)  IF NO:  The quickest and easiest way to vote is online at WWW.PROXYVOTE.COM.  To vote online the only thing you will need is your CONTROL NUMBER printed on your proxy ballot.  In addition, you may use the automated phone system. The number is 1-800-690-6903. You can also fill out your proxy ballot, sign it, date it, and mail it back in the prepaid envelope. [GO TO END]

(IF NO)      B.    Please be aware that as a shareholder, your vote is very important.  I can resend the voting material to you as a priority. Mr./Ms. __________________ may I please verify your mailing address so I may send you another copy of this material?

VERIFY ADDRESS AND MAKE ANY CHANGES.

The new package will be mailed out in the next 24 hours and you should receive it soon thereafter.

Once received and reviewed there are several options for you to place your vote. The quickest and easiest way to vote is online at WWW.PROXYVOTE.COM.  To vote online the only thing you will need is your CONTROL NUMBER printed on your proxy ballot.  In addition, you may use the automated phone system. The number is 1-800-690-6903. You can also fill out your proxy ballot, sign it, date it, and mail it back in the prepaid envelope. [GO TO END]

3.  IF NOT INTERESTED:

Sorry for the inconvenience today. Please be aware that as a shareholder, your vote is important. Please vote your shares at your earliest convenience. The quickest and easiest way to vote is online at WWW.PROXYVOTE.COM.  To vote online the only thing you will need is your CONTROL NUMBER printed on your proxy ballot.  In addition, you may use the automated phone system. The number is 1-800-690-6903. You can also fill out your proxy ballot, sign it, date it, and mail it back in the prepaid envelope. [GO TO END]

4.  ANSWERING MACHINE MESSAGE:

Hi, my name is _________________________ I'm calling from USAA Investment Management Company. As a USAA Florida Tax-Free Income Fund Shareholder, you should have received material in the mail recently concerning the Special Meeting of Shareholders scheduled for November 10, 2011.

You can provide your vote quickly and easily by touchtone phone, Internet or by mail. Your proxy ballot has all of the details or you may call us toll free at 1-800-531-8448 to answer any questions you may have. [GO TO END]

(END – ALL)   We would like to reiterate the importance of your vote to the Florida Tax-Free Income Fund.  Without the requisite number of shareholders voting the tax-free reorganization will not be possible and the Fund may be liquidated in a taxable manner.  Thank you in advance for your time and have a great day/evening.

FOR INTERNAL USE ONLY: May be shared with USAA employees only.